Exhibit 99.1

  IBC to Close Two San Francisco, California Bakeries and Consolidate Routes,
       Depots and Thrift Stores in its Northern California Profit Center


            Kansas City, Missouri - June 9, 2005 - Interstate Bakeries Corporation (OTC:IBCIQ.PK) said today that, as part of its continuing efforts to address its revenue declines and high cost structure, it plans to consolidate operations in its Northern California Profit Center (PC) by closing two bakeries in San Francisco and consolidating production, routes, depots and thrift stores. Interstate Bakeries expects to complete the consolidation by August 22, 2005, subject to bankruptcy court approval. The consolidation is expected to affect approximately 650 workers.
            "In order to ensure a long and successful future for IBC and to save as many jobs as possible the Company must continue making these difficult decisions. I appreciate the years of dedicated service and hard work by our employees and deeply regret the impact this news may have on them. We will make every reasonable effort to make this transition as smooth as possible," said Tony Alvarez II, chief executive of IBC and co-founder and co-chief executive of Alvarez & Marsal, the global corporate advisory and turnaround management services firm.
            The Company's preliminary estimate of charges to be incurred in connection with the Northern California PC consolidation is approximately $13.5 million, including approximately $6.0 million of severance charges, approximately $2.5 million of asset impairment charges and approximately $5.0 million in other charges. IBC further estimates that approximately $11 million of such costs will result in future cash expenditures. In addition, the Company intends to spend approximately $3 million in capital expenditures and accrued expenses to effect the consolidation. In addition to the asset impairment charges discussed above, IBC also expects to recognize charges to intangible assets related to trademarks and trade names that will be impaired as a result of the consolidation of operations announced today. IBC is not able to provide an estimate of these changes currently.
            The two bakeries to close as a result of this announcement are the 77-year old Wonder/Hostess bakery and the 49-year old Parisian San Francisco bakery. Distribution of IBC's branded products to supermarkets in the Northern California PC will be unaffected by the closure.
         As previously disclosed, IBC currently contributes to more than 40 multi-employer pension plans as required under various collective bargaining agreements, many of which are underfunded. The portion of a plan's underfunding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." IBC expects that the consolidation announced today may result in total or partial withdrawal liability with respect to one plan covering employees in the Northern California PC, but does not believe the aggregate withdrawal liability under this plan will exceed approximately $500,000. Certain of the other plans to which IBC contributes have filed proofs of claim in IBC's bankruptcy case alleging that partial withdrawals have already occurred. IBC disputes these claims; however, there is a risk that the consolidation announced today could significantly increase the amount of the liability to IBC should a partial withdrawal from any of the remaining multi-employer pension plans covering the Northern California PC employees be found to have occurred. Except with respect to the plan mentioned above, IBC is conducting the Northern California PC consolidation in a manner that it believes will not constitute a total or partial withdrawal from the relevant multi-employer pension plans. Nevertheless, due to the complex nature of such a determination, no assurance can be given that any additional withdrawal claims based upon IBC's prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should these or other actions result in a determination that a partial or complete withdrawal from other plans has occurred, the amount of any partial or complete withdrawal liability arising from such underfunded multi-employer pension plans would likely be material and could adversely affect our financial condition and, as a general unsecured claim, any potential recovery to our constituencies.
            Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The Company continues to operate its business in the ordinary course as a debtor-in-possession. Recently, the Company announced the closing of its bakeries in Miami, Florida, Charlotte, North Carolina, and New Bedford, Massachusetts and the consolidation of production, routes, depots and thrift stores in its Florida, Mid-Atlantic and Northeast PCs.

About the Company
-----------------
         Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The company is headquartered in Kansas City.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 Form 10-K and fiscal 2005 Form 10-Qs; the Company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the Company's restructuring process, including the risk that the PC review and bakery and route consolidations could fail to achieve the desired results; the impact of any withdrawal liability arising under the Company's multi-employer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.